UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2017

Date of Report (date of earliest event reported)

Advanzeon Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9927 (Commission File Number)	95-2594724 (IRS Employer Identification No.)

2901 W. Busch Blvd., Ste. 701

Tampa Bay, FL 33618

(Address of principal executive offices) (Zip Code)

813-517-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry Into Material Definitive Agreement

On December 31, 2017, the Company entered into a Settlement Agreement with Joe Canouse (“Holder”) stemming from a complaint filed, but not served, by Holder against the Company concerning a dispute over the repayment of certain convertible promissory notes in the aggregate principal amount of two hundred forty thousand dollars ($240,000), exclusive of accrued interest, held by Holder as assignee from Southridge Partners II, LP (the “Notes”). The Notes were issued in connection with a consulting agreement between the Company and Southridge Partners II LP in May 2014. In connection with the Settlement Agreement, the Company, without admitting liability or wrongdoing, agreed to settle the dispute by issuing 2,000,000 shares of its common stock to Holder. Each party agreed to a mutual general release of any further claims against the other party .upon full satisfaction of the Settlement Agreement.

Item 9.01	Financial Statements and Exhibits

NUMBER	EXHIBIT
1.01	Settlement Agreement dated December 31, 2017
1.02	Consulting Agreement dated May 13, 2014
1.03	Convertible Promissory Note dated June 1, 2014
1.04	Convertible Promissory Note dated July 1, 2014
1.05	Convertible Promissory Note dated August 1, 2014
1.06	Convertible Promissory Note dated September 1, 2014
1.07	Convertible Promissory Note dated June 1, 2015
1.08	Convertible Promissory Note dated July 1,2 015
1.09	Convertible Promissory Note dated August 1, 2015
1.10	Convertible Promissory Note dated September 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANZEON SOLUTIONS, INC.

Date: January 8, 2018	By:	/s/ Clark A. Marcus
Chief Executive Officer and Director